UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2014

AMERICAN PATRIOT FINANCIAL GROUP, INC.
(Exact name of registrant as specified in charter)

Tennessee	000-50771	20-0307691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3095 East Andrew Johnson Highway, Greeneville, Tennessee	37745
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (423) 636-1555

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 27, 2014, American Patriot Financial Group, Inc. (the “Company”) and its wholly owned bank subsidiary American Patriot Bank (the “Bank”) entered into a Common Stock Purchase Agreement (the “Stock Purchase Agreement”) by and among the Company, the Bank and Complete Financial Solutions, Inc. (“CFSI”), pursuant to which the Bank sold to CFSI 700,000 shares of the Bank’s common stock, par value $0.333 per share (the “Bank Common Stock”) for a purchase price of $245,000. Pursuant to the terms of the Stock Purchase Agreement, CFSI has agreed to purchase an additional 1,600,000 shares of Bank Common Stock for $560,000 (the “Second Investment”) within thirty days of approval by the applicable federal banking regulators of CFSI’s application to acquire such shares and an additional 1,400,000 shares of Bank Common Stock for $490,000 (the “Third Investment”) within nine months of receipt of such approval. In connection with the transaction contemplated by the Stock Purchase Agreement, CFSI has reached an agreement with HomeTrust Bank, successor in interest to Jefferson Federal Bank (“HomeTrust”), subject receipt of any requirement regulatory approvals, to acquire the promissory note held by HomeTrust that evidences the Company’s borrowings under that certain Promissory Note and Commercial Loan Agreement dated as of December 30, 2008 by and among Jefferson Federal Bank and the Company (the “Loan Agreement”). Pursuant to the terms of the Loan Agreement, which matured on February 28, 2011, and which remains unpaid, the Company’s obligation to HomeTrust is secured by all of the shares of common stock of the Bank outstanding prior to the issuance of shares of the Bank Common Stock to CFSI.

Pursuant to the terms of the Stock Purchase Agreement, the Company, the Bank and CFSI have agreed that within eighteen months following CFSI’s acquisition of control of the Bank, and subject to compliance with applicable legal requirements, CFSI and the Company will effectuate an exchange offer of CFSI’s common stock for all of the outstanding shares of Bank Common Stock then owned by the Company such that CFSI will acquire 100% of the common stock of the Bank. It is expected that in connection with such transaction, the shareholders of the Company will be entitled to exchange their shares of common stock in the Company for shares of common stock in CFSI, with the amount of such shares to be determined in the future. Moreover, the Stock Purchase Agreement provides that within eighteen months following CFSI’s acquisition of control of the Bank, CFSI will, subject to compliance with applicable legal requirements, purchase the outstanding shares of preferred stock of the Company for either cash or shares of CFSI’s common stock.

Pursuant to the Stock Purchase Agreement, the Company and the Bank, on the one hand, and CFSI, on the other hand, have each made customary representations and warranties to one another and agreements with one another for transactions of the type contemplated by the Stock Purchase Agreement. The terms of the Stock Purchase Agreement also require that, subject to receipt of all required regulatory approvals, the board of directors of the Bank will be expanded by two members from four to six and nominees proposed by CFSI will fill the vacancies created by such increase. CFSI’s obligation to make the Second Investment and Third Investment is subject to receipt of all required regulatory approvals and the satisfaction of other customary closing conditions, including that there not have been a material adverse change in the Bank’s operations since June 27, 2014.

The description of the Stock Purchase Agreement is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and which is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above with respect to the date of sale of the Bank Common Stock and the consideration received by the Bank in connection with such sale is incorporated herein by reference. The sale of the Bank Common Stock was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 3(a)(2) of the Securities Act.

Item 7.01 Regulation FD.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Other Exhibits.

10.1	Common Stock Purchase Agreement, dated as of June 27, 2014 by and among American Patriot Financial Group, Inc., American Patriot Bank and Complete Financial Solutions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PATRIOT FINANCIAL GROUP, INC.

By:	/s/ James Randall Hall
Name: James Randall Hall Title: Chief Executive Officer

Date: July 3, 2014

EXHIBIT INDEX

10.1	Common Stock Purchase Agreement, dated as of June 27, 2014 by and among American Patriot Financial Group, Inc., American Patriot Bank and Complete Financial Solutions, Inc.